EXHIBIT 99.1
Complete Production Services Acquires Pumpco Services
Adds Pressure Pumping Platform
HOUSTON, November 8, 2006 — Complete Production Services, Inc. (NYSE:CPX) today announced that it acquired Pumpco Services, Inc. (“Pumpco”), a provider of pressure pumping services in the Barnett Shale play of north Texas. Headquartered in Gainesville, Texas, Pumpco provides stimulation and cementing services used in the development and completion of oil and gas wells.
The consideration for all the outstanding equity of Pumpco consisted of approximately $157.5 million in cash and 1,010,566 shares of Complete common stock. Complete also assumed approximately $30 million of debt outstanding under Pumpco’s existing credit facility.
Complete will hold a conference call to discuss this transaction on Thursday, November 9, 2006, at 1:00 p.m. Central Time. Participation instructions are included toward the end of this release.
“Pumpco is an excellent strategic fit,” said Joe Winkler, President and CEO of Complete. “Pressure pumping is complementary to our completion and production business segment, and Pumpco is focused on the Barnett Shale, one of the most active resource plays in North America and one where we have a significant presence.”
Pumpco deployed its third hydraulic fracturing fleet in September 2006, bringing its total hydraulic horsepower to approximately 70,000, and has a fourth fleet under construction, expected to enter service in the second quarter of 2007.
“Pumpco’s existing business, combined with its ongoing growth plans, gives us an immediate pressure pumping platform in the Barnett and accelerates our strategy of providing pressure pumping to other unconventional gas plays,” added Winkler. “We are excited about adding such a well-regarded company, with high quality personnel and an outstanding basin reputation, to the Complete team.”
Pumpco’s majority stockholder prior to the acquisition is an affiliate of a significant stockholder of Complete and, accordingly, the Board of Directors of Complete established a Special Committee of directors, each independent of the significant stockholder or any of its affiliates, to review and approve the terms of the transaction. UBS Investment Bank acted as exclusive financial advisor to the Special Committee. Latham & Watkins LLP acted as legal counsel to Complete for this transaction.

Pumpco’s estimated revenue, EBITDA (defined for these purposes by Complete as net income before net interest expense, income taxes, depreciation and amortization) and operating income for calendar year 2006 are approximately $96 million, $45 million and $39 million, respectively. The difference between estimated EBITDA as defined and estimated operating income is solely attributable to estimated depreciation expense. These estimates reflect the third fracturing fleet entering the marketplace in September 2006 and no revenue from the fourth fleet. Complete will include Pumpco in its completion and production business segment from the date of acquisition. The acquisition is expected to be accretive to Complete’s earnings in 2006 and 2007. Complete will provide audited financial statements for Pumpco in a subsequent filing on Form 8-K with the Securities and Exchange Commission pursuant to applicable rules and regulations.
To participate in the live conference call, dial 800-591-6945 at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 81779537. The conference call will be available for replay beginning at 3:00 p.m. Central Time, November 9, 2006, and will be available until November 16, 2006. To access the conference call replay, please call 888-286-8010 and use the passcode: 81583829. This call will also be webcast by Thomson/CCBN and may be accessed at the Complete Production Services Web site, www.completeproduction.com.
Complete Production Services, Inc. provides completion, production and drilling services and products to the oil and gas industry in many of the most active basins throughout North America.
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risk and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the integration of the acquisition and the general nature of the oilfield service industry. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.
CONTACT:
Complete Production Services, Inc., Houston, TX
Mike Mayer, CFO, 281-372-2311
mmayer@completeproduction.com
SOURCE: Complete Production Services, Inc.